Exhibit 10.3

SEVERANCE PLAN

Effective April 25, 2000
(As amended on March 11, 2019)

1.
PURPOSE OF PLAN

While Atrion Corporation (the “Company”) is of the view that its business provides an optimistic outlook for the Company’s future profitability and growth and while the Company has no present plans for any Extraordinary Event (as defined below), the Company wishes to provide certain assurances to Jeffery Strickland (the “Executive”), who is currently serving as Vice President and Chief Financial Officer, Secretary and Treasurer of the Company, by adopting this Severance Plan in the event one of these Extraordinary Events should occur. The purpose of this Severance Plan (the “Plan”) is to ensure that the Executive, who the Company recognizes has made and is expected to continue making a significant contribution to the growth and financial success of the Company, will be able to evaluate objectively any proposed Extraordinary Event without being distracted by the potential economic impact of such Extraordinary Event upon the Executive’s personal circumstances.

2.
DEFINITIONS.

(a)
“Board” means the Board of Directors of the Company.

(b)
“Committee” means the Compensation Committee of the Board of Directors of the Company.

(c)
“Extraordinary Event” shall mean any of the following events:

(i)
The Company is merged, consolidated or reorganized into or with another corporation or other person and as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

(ii)
The Company sells all or substantially all of its assets to any other corporation or other person and as a result of such sale less than 50% of the combined voting power of the then-outstanding voting securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

(iii)
Individuals who, as of the date hereof, constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Company's stockholders of each director of the Company first elected after the date hereof was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company as of the date hereof; or

(iv)
Dissolution of the Company under Delaware law.

(d)
“Post Event Period” shall mean the period commencing on the date of the occurrence of the first event which constitutes an Extraordinary Event and ending upon the earliest to occur of the following:

(i)
The Executive’s death;

(ii)
The Executive’s attainment of age 65; or

(iii)
The expiration of two (2) years after the occurrence of an Extraordinary Event.

3.
ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have the power and authority to direct the payment by the Company of severance pay hereunder and shall have the authority, in its sole discretion, in accordance with the provisions hereof, to make any and all determinations deemed necessary or desirable for the administration of the Plan.

4.
TERMINATION BY COMPANY FOLLOWING AN EXTRAORDINARY EVENT

In the event of the occurrence of an Extraordinary Event, the Company may terminate the Executive's employment by the Company during the Post Event Period without incurring the obligation to make the payments set forth in Paragraph 5 below only for Cause. For purposes of this Plan, "Cause" shall mean (i) an act of dishonesty by the Executive resulting in gain or personal enrichment of the Executive, or (ii) failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's incapacity due to mental or physical illness).

5.
SEVERANCE PAYMENT

In the event of an Extraordinary Event as defined in Paragraph 2(c)(iv) above during the term of this Plan or if, during the Post Event Period, the Executive's employment by the Company is terminated by the Company other than pursuant to Paragraph 4 above (for Cause) or is terminated by the Executive for Good Reason (as defined in Paragraph 6 below), the Company shall pay to the Executive in a lump sum within ten (10) business days of the effective date of the Extraordinary Event as defined in Paragraph 2(c)(iv) above or the date of termination of the Executive's employment with the Company during the Post Event Period (the "Termination Date"), in lieu of any further payments of salary to the Executive for periods subsequent to such Extraordinary Event or Termination Date, as the case may be, an amount which is equal to the annual base salary paid by the Company to the Executive in the twelve (12) month period preceding such Extraordinary Event or the Termination Date, as the case may be; provided, however, that such lump sum payment shall not be in lieu of any accrued vacation pay that may be due to the Executive for periods prior to such Extraordinary Event or Termination Date, as the case may be. Any such accrued vacation pay shall be paid to the Executive when the above-described lump sum payment is made to the Executive.
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6.
GOOD REASON

For purposes of this Plan, “Good Reason” shall mean any one or more of the following:

(a)
A reduction by the Company in the Executive's annual base salary during the Post Event Period from the annual base salary in effect for Executive immediately preceding the Post Event Period.

(b)
The relocation of the Executive's principal office to a location outside of the Dallas, Texas metropolitan area unless such relocation is effected as a result of a request for such relocation by the Executive or a request for such relocation that is made by the Company and agreed to by the Executive.

(c)
The failure by any successor as contemplated in Paragraph 10(c) hereof to assume this Plan and agree to perform the Company’s obligations hereunder.

(d)
Termination of this Plan except as permitted in Paragraph 9(a) below.

7.
EMPLOYMENT RIGHTS

Nothing expressed or implied in this Plan shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to any Extraordinary Event.

8.
WITHHOLDING OF TAXES

The Company may withhold from any amounts payable under this Plan all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

9.
TERM

(a)
This Plan shall terminate upon the earliest to occur of the following:

(i)
The termination of the Executive's employment by the Company prior to any Extraordinary Event; provided, however, that any termination of employment of the Executive following the commencement of any discussions with a third party authorized by the Board that is followed by an Extraordinary Event in which such third party (or an associate or affiliate thereof) is a party within six (6) months of the commencement of such discussions shall be deemed to be a termination of the Executive’s employment after an Extraordinary Event for purposes of this Plan; provided further, however, that any termination of the Executive’s employment without Cause (as defined in Paragraph 4 above) within six (6) months preceding the earlier of (A) an Extraordinary Event defined in Paragraph 2(c)(iv) hereof or (B) the adoption by the Board of a resolution to dissolve the Company that is followed by an Extraordinary Event defined in Paragraph 2(c)(iv) hereof shall be deemed to have occurred after the Extraordinary Event defined in Paragraph 2(c)(iv) hereof;

(ii) The termination of the Post Event Period; and

(iii) The termination of the Executive's employment by the Company after an Extraordinary Event pursuant to the provisions of Paragraph 4 herein (for Cause).

(b)
Notwithstanding the foregoing, the Company may give written notice of termination of this Plan to the Executive at any time after April 25, 2001, and in such event this Plan shall terminate on the last day of the twelfth (12th) month following the date such written notice is given.

10.
MISCELLANEOUS

(a)
The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of Texas.

(b)
No member of the Board or the Committee nor any officer or employee of the Company acting on behalf of the Board or the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan; and all members of the Board and the Committee and each officer and employee acting on their behalf shall, to the extent permitted by law, be indemnified and held harmless by the Company in respect of any such action, determination or interpretation.

(c)
The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company to assume this Plan and the Company’s obligations hereunder in the same manner and to the same extent the Company would be required to perform hereunder if no such succession had taken place.

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